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                                                                EXHIBIT 99.16(a)

             TEXAS MUNICIPAL BOND FUND CLASS A (8/30/91-10/31/91)
                       AVERAGE ANNUAL AND TOTAL RETURNS


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
                                                                                      Since
                                                                                    Inception       Since
                                                                                       Avg.       Inception
                                                                                     Annual         Total
                                                                                     Return        Return*
                                                                                    ---------    ----------
Initial Investment..............................................................    $  1,000       $ 1,000
                                                                                    --------
Divided by Max. Offer. Price....................................................       10.42
Divided by Net Asset Value......................................................                     10.00
                                                                                                 ---------
Equals Shares Purchased.........................................................       95.97        100.00
Plus Shares Acquired through Dividend Reinvestment..............................        0.93          0.94
                                                                                    --------     ---------
Equals Shares Held at 10/31/91..................................................       96.90        100.94
Multiplied by Net Asset Value at 10/31/91.......................................       10.13         10.13
                                                                                    --------     ---------
Equals Ending Redeemable Value at $ 1,000 Investment (ERV) at 10/31/91..........      981.60      1,022.50
Divided by $1,000 (P)...........................................................      0.9816        1.0225
Subtract 1......................................................................    - 0.0184        0.0225
Expressed as a percentage equals the Aggregate Total Return for the Period (T)..      - 1.84%
                                                                                    ========
Expressed as a percentage equals the Aggregate Total Return for the Period......                      2.25%
                                                                                                 =========
ERV divided by P................................................................       .9816
Raise to the power of...........................................................        5.88
Equals..........................................................................      0.8963
Subtract 1......................................................................    - 0.1037
Expressed as a percentage equals the Average Annualized Total Return............     - 10.37%
                                                                                    ========
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* Does not include sales charge for the period.
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                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING OCTOBER 31,1991

                       TEXAS MUNICIPAL BOND FUND-CLASS A
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
Long item income generally based on yield to maturity times market
   value of each security...........................................    $    30,258
Plus short term income accrued for the past thirty days.............          9,853
                                                                        -----------
Equals Total Income.................................................         40,111
Less expenses for the past thirty days..............................           (769)
                                                                        -----------
Equals net monthly income for yield calculation.....................         39,342
                                                                        -----------
Average shares outstanding for 30 days..............................        705,741
Times the Maximum Offering Price....................................          10.53
                                                                        -----------
Equals total dollars................................................    $ 7,431,451
                                                                        ===========
Net monthly income divided by total dollars equals..................     .005293984
                                                                        -----------
Add 1...............................................................    1.005293984
                                                                        -----------
Raise to the power of 6.............................................    1.032187276
                                                                        -----------
Subtract 1..........................................................    0.032187276
                                                                        -----------
Times 2.............................................................     0.06437455
                                                                        -----------
Expressed as a percentage equals the Standardized Yield for 30 day
   period...........................................................           6.44%
                                                                               ====
Tax Rate............................................................             28%
x = 1 minus Tax Rate................................................             72%
Standardized Yield divided by x equals Tax Equivalent Yield for 30
   day period.......................................................           8.94%
                                                                        ===========
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